                                                                    Exhibit 10.3


                       -----------------------------------

                             STOCKHOLDERS AGREEMENT

                                       OF

                             BARNESANDNOBLE.COM INC.

                               AS OF MAY 28, 1999

                      ------------------------------------
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                             STOCKHOLDERS AGREEMENT

                                       OF

                             BARNESANDNOBLE.COM INC.

         THIS STOCKHOLDERS AGREEMENT, dated as of May 28, 1999, by and among BARNES & NOBLE, INC., a corporation organized and existing under the laws of Delaware, with its principal place of business at 122 Fifth Avenue, New York, New York 10011 ("BN"), B&N.COM HOLDING CORP., a corporation organized and existing under the laws of Delaware, with its principal place of business at 122 Fifth Avenue, New York, New York 10011 ("BN Holding"), BARNESANDNOBLE.COM INC., a corporation organized and existing under the laws of Delaware, with its principal place of business at 76 Ninth Avenue, New York, New York 10011 (the "Company"), BERTELSMANN AG, an Aktiengesellschaft organized and existing under the laws of Germany, with its principal place of business at Carl-Bertelsmann-Strasse 270, 33311 Gutersloh, Germany ("BAG") and BOL.US ONLINE, INC., a corporation organized and existing under the laws of Delaware, with its principal place of business at 1540 Broadway, New York, New York 10036 ("USO"). BN Holding and USO are sometimes hereafter referred to, collectively, as the "Stockholders" and, individually, as a "Stockholder."

         WHEREAS, the Company has an authorized capital of 750,000,000 shares of common stock, consisting of 500,000,000 shares of Class A Common Stock, $.001 par value per share (the "Class A Common Stock"), 100,000,000 shares of Class B Common Stock, $.001 par value per share (the "Class B Common Stock"), 100,000,000 shares of Class C Common Stock, $.001 par value per share (the "Class C Common Stock", and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), and 50,000,000 shares of Preferred Stock, $.001 par value per share.

         WHEREAS, as of the date hereof BN Holding owns all of the issued and outstanding shares of Class B Common Stock and USO owns all of the issued and outstanding shares of Class C Common Stock;

         WHEREAS, as of the date hereof BN Holding, USO and the Company are the sole members of barnesandnoble.com llc, a Delaware limited liability company (the "Operating Company"), with each owning an interest in the Operating Company through the ownership of Membership Units of the Operating Company ("Membership Units"), which Membership Units (other than Membership Units owned by the Company) are, in accordance with the terms of the Company's Certificate of Incorporation, exchangeable at the holder's option at any time into shares of Class A Common Stock;

         WHEREAS, BN Holding is a wholly owned subsidiary of BN and USO (indirectly) is a wholly owned subsidiary of BAG;
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         WHEREAS, the Stockholders desire to promote their mutual interests by imposing certain restrictions and obligations on each other and on the shares of Common Stock, and, further, to provide for matters pertaining to the management and governance of the Company.

         NOW, THEREFORE, in consideration of the conditions and provisions contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following terms shall, for the purposes of this Agreement and the Schedules and Exhibits hereto, have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

         "Affiliate" of any Person shall mean any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. In the case of BOL, the term "Affiliates" shall include all Persons in which BOL directly or indirectly owns an equity interest to the extent such Person operates under the name BOL (or a derivative thereof) provided that no Restricted Transferee owns any equity interest therein.

         "BN Directors" shall mean, collectively, the Class B Directors as defined in the Certificate of Incorporation.

         "Board" shall mean the Board of Directors of the Company.

         "BOL" shall mean BOL.Global, Inc., a corporation organized under the laws of Delaware.

         "Business Day" shall mean any day, other than a Saturday or Sunday, on which federally chartered banks in the United States are open for business.

         "By-laws" shall mean the By-laws of the Company as in effect as of the date of this Agreement, as the same may be amended from time to time in accordance with the terms thereof.

         "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company as in effect as of the date of this Agreement, as the same may be amended from time to time in accordance with the terms thereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.


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         "Commission" shall mean the Securities and Exchange Commission, or any successor agency performing the functions currently performed by the Securities and Exchange Commission.

         "Encumbrance" shall mean any mortgage, pledge, security interest, lien, restriction on use or transfer, other than those imposed by law, voting agreement, adverse claim or encumbrance or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or similar law of any jurisdiction.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, as amended.

         "Governmental Body" shall mean any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Union), any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory authority thereunder and any corporation, partnership or other entity directly or indirectly owned by or subject to the control of any of the foregoing.

         "Operating Agreement" shall mean the Second Amended and Restated Limited Liability Company Agreement of the Operating Company, as the same may be amended from time to timer in accordance with the terms thereof.

         "Person" shall mean an individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a Governmental Body.

         "Public Sale" shall mean a sale pursuant to an offering registered under the Securities Act or in a transaction pursuant to Rule 144 of the Securities Act.

         "Restricted Transferee" shall mean amazon.com inc., Borders Group, Inc., America Online, Inc., Microsoft, Inc. or Yahoo, Inc. or any of their respective Affiliates.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as amended.

         "Transfer" shall mean, whether directly or indirectly by merger, operation of law or otherwise, any sale, assignment, conveyance, transfer, donation or any other means to dispose of, or pledge, hypothecate or otherwise encumber in any manner whatsoever, or permit or suffer any Encumbrance.

         "USO Directors" shall mean, collectively, the Class C Directors as defined in the Certificate of Incorporation.

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         SECTION 1.2 USAGE GENERALLY; INTERPRETATION. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references herein to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context otherwise requires. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

                                   ARTICLE II
                                VOTING PROVISIONS

         SECTION 2.1 VOTING AGREEMENTS. The Stockholders agree to vote all shares of Common Stock held by them or their respective Affiliates so as to cause the following:

                  (a) The election of each Class A Director (as defined in the Certificate of Incorporation) proposed for election by the Nominating Committee of the Board of Directors of the Company;

                  (b) The election of such Chairman of the Board as shall be selected by the BN Directors, unless (if such nominee is not Leonard Riggio or Stephen Riggio) the USO Directors reject such nominee for good reason; and

                  (c) The election of such Chief Executive Officer as shall be selected by the Special Committee (as defined in the By-laws) pursuant to a search by a nationally recognized search service selected by the Special Committee. In connection with such process: (i) applicants shall be interviewed by the Chairman of the Board and by the members of the Special Committee; and (ii) any member of the Special Committee may make recommendations.

         SECTION 2.2 LIMITATIONS. The provisions of Section 2.1(b) hereof shall cease to apply upon the occurrence of a Class B Triggering Event or Class C Triggering Event (as each such term is defined in the Certificate of Incorporation). The provisions of Section 2.1(c) hereof shall cease to apply if both a Class B Triggering Event and a Class C Triggering Event have occurred.

                                   ARTICLE III
                                   TRANSFERS.

         SECTION 3.1 PROHIBITED TRANSFERS. Except as expressly permitted in this Agreement, no Stockholder or any of their respective Affiliates, including any direct or indirect beneficial owner or ultimate parent of any such entity (including BN and BAG), shall, directly or indirectly,

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Transfer any of the right, title or interest in (i) any shares of Common Stock or (ii) any of their Affiliates which beneficially own, either directly or indirectly, any shares of Common Stock. Except for Transfers duly made in accordance with this Article III, no Transfer of Common Stock by a Stockholder shall be valid as against the Company and its stockholders.

         SECTION 3.2 PERMITTED TRANSFERS.

                  (a) Notwithstanding anything in this Agreement to the contrary, each Stockholder may Transfer all (but not less than all) of the shares of Common Stock owned by it and its rights under this Agreement under any of the following circumstances:

                           (i) Each Stockholder may Transfer all (but not less
than all) of the shares of Common Stock owned by it together with its rights under this Agreement to any transferee which is an Affiliate of the transferring Stockholder provided that (x) no Restricted Transferee owns an interest in such transferee, and (y) all Membership Units owned by such transferor are also transferred concurrently to such transferee; and

                           (ii) Each Stockholder (or any permitted transferee
under clause (i) above) may Transfer all (but not less than all) of the shares of Common Stock owned by it together with its rights under this Agreement if such Transfer is part of the Transfer (x) by BAG and its Affiliates of all (or substantially all) of the publishing business in the United States, operated by BAG and its Affiliates, or (y) by BN and its Affiliates, of all (or substantially all) of its retail book store business, provided in each case that all Membership Units owned by such transferor are also transferred concurrently to such transferee.

                           (iii) In the event of any Transfer pursuant to
Sections 3.2(a)(i) or (ii), a transferee (or subsequent transferee) shall be entitled to the rights and privileges set forth in this Agreement and shall be bound and obligated by the provisions of this Agreement. As a condition to such Transfer permitted pursuant to this Section 3.2(a), each transferee that will own shares of Common Stock shall, prior to such transfer, agree in writing to be bound by all of the provisions of this Agreement and no such transferee shall be permitted to make any Transfer which the original transferor was not permitted to make. In connection with any Transfer pursuant to this Section 3.2(a), the transferee shall execute and deliver to the non-transferring Stockholder and the Company such documents as may reasonably be requested by the non-transferring Stockholder or the Company to evidence the same.

                  (b) Each Stockholder may Transfer some or all of the shares of Common Stock owned by it to the other Stockholder.

                  (c) Each Stockholder may Transfer some or all of the Class A Common Stock owned by it in a Public Sale.

         SECTION 3.3 RIGHTS OF FIRST REFUSAL.

                  (a) Except with respect to Transfers permitted pursuant to
Section 3.2, if, on or after October 31, 1999, a Stockholder desires to Transfer any shares of Common Stock to any

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other Person (other than a Restricted Transferee) in a bona fide transaction solely for cash consideration, such Stockholder (the "Offeror") shall be entitled to do so provided that such Offeror first offers to sell such shares of Common Stock to the other Stockholder (the "Offeree") at the same price and the same terms and conditions as the Offeror would receive from such other Person. If the Offeror Transfers an amount of shares of Common Stock which (together with any Membership Units also being transferred by the Offeror) are equal to or more than ten percent (10%) of the then aggregate outstanding Membership Units, the member of the Special Committee elected by the BN Directors (if BN Holding or its Affiliate is the Offeror) or by the USO Directors (if USO or its Affiliate is the Offeror) shall be deemed to have resigned effective immediately upon such Transfer. The Offeror shall submit to the Company and the Offeree a written notice (the "Offer Notice") stating in reasonable detail such price and such terms and conditions and identifying the Person and all Persons who beneficially own more than five percent (5%) of such Person, proposing to purchase the shares of Common Stock, and the amount of Membership Units, if any, also being sold. The Offeree shall have a period of thirty (30) days after the receipt of the Offer Notice in which to accept or reject such offer. If the Offeree elects to accept such offer, which acceptance must be for all and not part of the Common Stock and Membership Units offered for sale, it shall so indicate within such thirty (30) day period by notice to the Offeror. The notice required to be given by the Offeree shall specify a date for the closing of the purchase which, subject to the expiration or early termination of any waiting period required by any Governmental Body and the receipt of any required approvals of any Governmental Body, shall not be more than thirty (30) days after the date of the giving of such notice.

                  (b) If the Offeree does not exercise its right to purchase all of the shares of Common Stock offered for sale pursuant to the provisions of this Section 3.3, the Offeror of such shares of Common Stock shall have the right to sell to the Person identified in the Offer Notice, subject to the provisions of this Agreement, all of such shares of Common Stock and Membership Units on the same terms and conditions including the price as specified in the Offer Notice, free from the restrictions of Section 3.1 of this Agreement (for purposes of such specific transaction, but not for purposes of any subsequent transaction) in a bona fide transaction, for a period of ninety (90) days from the date that the Offer expires hereunder, provided that any such purchaser shall prior to such transfer, if such purchaser shall be receiving shares of Common Stock, agree in writing to be bound by all of the provisions of this Agreement. At the end of such ninety (90) day period, the Offeror shall notify the Company and the Offeree in writing whether its shares of Common Stock have been sold in a bona fide transaction during such period. To the extent not sold during such ninety (90) day period, all of such shares of Common Stock shall again become subject to all of the restrictions and provisions hereof.

                  (c) The purchase price per share of the shares of Common Stock shall be the price per share offered to be paid by the prospective transferee described in the Offer Notice, which price shall be paid in cash.

                  (d) The closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable and the purchase price shall be paid at the closing by wire transfer of immediately available funds. At the closing, the Offeror shall deliver

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to the Offeree the certificates evidencing the shares of Common Stock to be conveyed, duly endorsed and in negotiable form as well as the items listed in
Section 3.4.

         SECTION 3.4 CLOSING DELIVERIES. The Offeror at a closing under this
Article III shall deliver to the Offeree the following:

                  (a) A duly executed "Deed of Transfer" conveying to the Offeree the shares of Common Stock being purchased by the Offeree, free and clear of any Encumbrances, except those in this Agreement which are expressly assumed.

                  (b) A statement from the Offeror that: (i) except as set forth therein, the Offeror has no claim as against the Company for unpaid dividends, compensation, bonuses, profit-sharing or rights or other claims of whatsoever kind, nature or description and that all amounts due and payable by the Company to the Offeror have been paid; and (ii) it shall guarantee the performance of the Purchaser's obligations under this Agreement.

         SECTION 3.5 CONTINUITY OF AGREEMENTS.

                  (a) In the event of a permitted Transfer under Section 3.2 or
3.3 (other than a permitted transfer to an Affiliate), the Company's rights under the Fulfillment Agreements and the Supply Agreement (as such terms are defined in the Operating Agreement) shall terminate on the date which is six (6) months after the date of Transfer unless otherwise provided therein.

                  (b) Notwithstanding the foregoing Section 3.5(a), in the event that (i) USO is the transferring party in a transfer subject to Section 3.3, and has complied with Section 3.3, and (ii) the Transfer is to any entity which is a competitor of the Company and derives more than fifty percent (50%) of its revenues from the sale of books, BN College shall have the right, by notice given no later than ninety (90) days after the consummation of the Transfer by USO under Section 3.3(a), to terminate the Amended and Restated Trademark License Agreement dated as of October 31, 1998, as amended, insofar as relates to the right granted to the Company and the Operating Company to use the name "Barnes and Noble" or any substantially similar name or derivation, including "B&N" or "BN".

                                   ARTICLE IV
                  REGISTRATION RIGHTS IN CLASS A COMMON STOCK.

         The shares of Class A Common Stock that are issued by the Company (i) upon conversion of Class B Common Stock or Class C Common Stock, or (ii) in exchange for Membership Units pursuant to the Certificate of Incorporation shall have the registration rights set forth on Annex A attached hereto, which is incorporated herein by reference and made a part hereof as if included in full herein. The parties agree that, subject to the advance notice requirements set forth in the Certificate of Incorporation, any such conversion or exchange shall occur, at the option of the exchanging or converting Stockholder, contemporaneously with the registration of the Class A Common Stock to be received, or the consummation of the sale of such Class A Common Stock pursuant to such registration, or at such other time as such Stockholder shall request in writing.

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                                    ARTICLE V
                                  CERTIFICATES

         As long as this Agreement shall remain in full force and effect, there shall be inscribed upon each certificate of Common Stock held by a Stockholder the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR IN ANY WAY DISPOSED OF OR ENCUMBERED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF MAY 28, 1999, AND ANY AMENDMENTS THERETO, AMONG BARNESANDNOBLE.COM INC., B&N.COM HOLDING CORP., BOL.US ONLINE, INC., BARNES & NOBLE, INC. AND BERTELSMANN AG, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY. THE HOLDER AND THE OWNER HEREOF IS SUBJECT TO THE OBLIGATIONS THEREIN SET FORTH AND CONTAINED AND ANY SUCH DISPOSITION OR ENCUMBRANCE IN VIOLATION OF SAID STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                                   ARTICLE VI
                                   TERMINATION

         This Agreement, other than Article IV which shall terminate in accordance with the provisions set forth in Section 9 of Annex A of this Agreement, shall terminate upon the occurrence of any of the following events:

                  (a) The written agreement of the parties hereto;

                  (b) The date on which there are no more shares of Common Stock owned by any Stockholder; and

                  (c) The dissolution of the Company.

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                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1 SEVERABILITY. The terms, conditions, and provisions of this Agreement are fully severable, and the decision or judgment of any court of competent jurisdiction rendering void or unenforceable any one or more of such terms, conditions or provisions shall not render void or unenforceable any of the other terms, conditions or provisions hereof and such void or unenforceable term shall be replaced with a valid and enforceable term which would to the greatest degree possible reflect the original intentions of the parties hereunder.

         SECTION 7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be given and delivered by messenger, transmitted by telecopy or telegram (in either case followed by reputable overnight courier sent the same day), by reputable overnight courier or mailed by certified mail, postage prepaid, return receipt requested, to the parties at the following addresses (or such other address as shall be specified by such party by like notice), and shall be deemed given on the date on which so delivered by messenger or reputable overnight courier, on the next business day following the date on which so transmitted by telecopy, telegram or on the third business day following the date on which mailed by certified mail:

         If to the Company, to:

                  barnesandnoble.com inc.
                  76 Ninth Avenue
                  11th Floor
                  New York, New York 10011
                  Attention: Chief Executive Officer
                  Fax:  (212) 414-6652

         If to BN or BN Holding, to:

                  Barnes & Noble, Inc.
                  122 Fifth Avenue
                  New York, New York 10011
                  Attention: Mr. Leonard Riggio
                  Fax:  (212) 675-0413

         with a copy to:

                  Robinson Silverman Pearce
                  Aronsohn & Berman LLP
                  1290 Avenue of the Americas
                  New York, New York 10104
                  Attention: Michael Rosen, Esq.
                  Fax:  (212) 541-1400

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         If to USO, to:

                  Bertelsmann AG
                  Carl-Bertelsmann-Strasse 270
                  33311 Gutersloh, Germany
                  Attention: Dr. Klaus Eierhoff
                  Fax:  (011) 49 5241 809 555

         with a copy for each of USO to:

                  Walter, Conston, Alexander & Green, P.C.
                  90 Park Avenue
                  New York, New York 10016
                  Attention: Aydin S. Caginalp, Esq.
                  Fax:  (212) 210-9444

         SECTION 7.3 CAPTIONS. The captions at the heading of each article or section of this Agreement are for convenience of reference only, and are not to be deemed a part of the Agreement itself.

         SECTION 7.4 ENTIRE AGREEMENT. This Agreement, including the annexes hereto and the other agreements and documents referenced herein or contemplated hereby, constitutes the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

         SECTION 7.5 COUNTERPARTS. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same agreement.

         SECTION 7.6 AMENDMENTS; WAIVER. Amendments to this Agreement may be made from time to time, provided, however, that no amendment, modification or waiver of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by each and every Stockholder. No consent to, or waiver, discharge or release (each, a "Waiver") of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.

         SECTION 7.7 FURTHER ASSURANCES. Each party shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

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         SECTION 7.8 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its rules on conflicts of laws.

         SECTION 7.9 THIRD PARTY BENEFICIARY. Nothing set forth in the Agreement shall be construed to confer any benefit to any third party who is not a party to this Agreement.

         SECTION 7.10 ASSIGNMENT. This Agreement is personal to the parties hereto and neither party may (except as set forth in Article III) assign or Transfer the rights accruing hereunder nor may performance of any duties by either party hereunder be delegated or assumed by any other Person or legal entity without the prior written consent of the other parties hereto.

         SECTION 7.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each party hereto; provided, that no party hereto may Transfer (or cause or permit to be created or existing any lien on) or assign such party's Common Stock (or any portion thereof or any beneficial interest therein) or this Agreement or such party's rights, interests or obligations hereunder, except in accordance with the terms of this Agreement.

         SECTION 7.12 RELATIONSHIP. This Agreement does not constitute any Stockholder, director, or any employee or agent of the Company or the Operating Company as the agent or legal manager of any Stockholder for any purpose whatsoever and no Stockholder, Director, or any employee or agent of the Company or the Operating Company is granted hereby any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of any Stockholder or to bind any Stockholder in any manner or thing whatsoever.

         SECTION 7.13 CONSENT TO JURISDICTION. The exclusive jurisdiction and venue for any disputes arising out of or in connection with this Agreement will be any state or federal court located in New York County, New York, and each party hereby consents to personal jurisdiction in such court and consents to service of process by means of certified or registered mail, return receipt requested.

         SECTION 7.14 EQUITABLE REMEDIES. Each party acknowledges that no adequate remedy of law would be available for a breach of Articles II, III and IV of this Agreement, and that a breach of any of such Articles of this Agreement by one party would irreparably injure the other parties and accordingly agrees that in the event of a breach of any of such Articles of this Agreement, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each party waives the defense in any action and/or proceeding brought to enforce this Agreement that there exists an adequate remedy or that the other party is not irreparably injured. Nothing in this Section 7.14 is intended to exclude the possibility of equitable remedies with respect to breaches of other sections of this Agreement.

         SECTION 7.15 FEES AND EXPENSES. Except as specifically set forth herein, each party shall be responsible for any legal and other fees and expenses incurred by such party in

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connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby.

         SECTION 7.16 OBLIGATIONS OF BARNES & NOBLE AND BERTELSMANN. By their signatures below, BN agrees to be liable for any failure by BN Holding to perform any of its obligations under this Agreement, and any other agreements executed in connection herewith to which it is a party, and BAG agrees to be liable for any failure by USO to perform any of its obligations under this Agreement, and any other agreements executed in connection herewith to which it is a party.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        barnesandnoble.com inc.


                                        By:  /s/ Jonathan Bulkeley
                                            --------------------------------
                                            Name:  Jonathan Bulkeley
                                            Title: CEO

                                        B&N.COM HOLDING CORP.

                                        By:  /s/ Leonard Riggio
                                            --------------------------------
                                            Name:  Leonard Riggio
                                            Title: Chairman

                                        BOL.US ONLINE, INC.

                                        By:  /s/ Ulrich Koch
                                            --------------------------------
                                            Name:  Dr. Ulrich Koch
                                            Title: Executive Vice President

                                        BARNES & NOBLE, INC..

                                        By:  /s/ Leonard Riggio
                                            --------------------------------
                                            Name:  Leonard Riggio
                                            Title: Chairman

                                        BERTELSMANN AG

                                        By:  /s/ Ulrich Koch
                                            --------------------------------
                                            Name:  Dr. Ulrich Koch
                                            Title: Executive Vice President

                                                                         ANNEX A

                               REGISTRATION RIGHTS

SECTION 1. DEFINITIONS

         Section 1.1 Capitalized terms used herein without definition have the meanings assigned to such terms in the Shareholders Agreement to which this Annex A is a part of. As used in this Annex A, the following terms shall have the following meanings:

                  "Holder" means any Person who owns Registrable Securities.

                  "IPO" means the initial public offering of the Class A Common Stock pursuant to an offering registered under the Securities Act.

                  "Lock-Up Agreement" means the agreement between each Stockholder and an underwriter for the IPO, pursuant to which such Stockholder agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by the Stockholder or with respect to which the Stockholder has or hereafter acquires the power of disposition.

                  "Lock-Up Period" means the respective period agreed to by each Stockholder and an underwriter for the IPO during which time such Stockholder agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by the Stockholder or with respect to which the Stockholder has or hereafter acquires the power of disposition.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" means shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock or Class C Common Stock or in exchange for

Membership Units; provided, however, that the shares of Class A Common Stock that are Registrable Securities shall cease to be Registrable Securities (x) upon the consummation of any sale of such shares pursuant to an effective Registration Statements under the Securities Act or Rule 144 promulgated thereunder or (y) at such time as such shares of Class A Common Stock (which are issued or which may become issued upon conversion or exchange of any other security) become eligible for sale under Rule 144(k) under the Securities Act.

                  "Registration Statement" means any Registration Statement and any additional Registration Statement, including (in each case) the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such Registration Statement to be filed pursuant to the terms of this Annex A.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

SECTION 2. "PIGGY-BACK" REGISTRATIONS

         Section 2.1 If at any time after the IPO the Company shall determine to register for its own account or the account of others under the Securities Act (including (i) in connection with a public offering by the Company other than the IPO or (ii) a demand for registration made by any stockholder of the Company including any of the parties hereto) any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of an entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans) it shall send to each Holder written notice of such determination and if, within 30 days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered.

         Section 2.2 If, in connection with any offering described in Section
2.1 of this Annex A involving an underwriting of common stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such common stock which may be included in the Registration Statement because in its judgment, such limitation is necessary to affect an orderly public distribution, then, in the discretion of such managing underwriter, the Company shall include in such Registration Statements only such portion of the Registrable Securities with respect to which such Holders have requested inclusion pursuant hereto as such limitation permits after the inclusion of all shares of common stock to be registered by the Company for its own account. Any exclusion of Registrable Securities shall be made pro rata among such Holders seeking to include such shares, in proportion to the number of such shares sought to be included by such Holders.

SECTION 3. "DEMAND" REGISTRATIONS

         Section 3.1 At any time commencing at least 180 days after the effective date of any registration statement covering the IPO, each Holder (a "Demand Holder") may make a written request (each a "Demand Request") for registration under the Securities Act (a "Demand Registration") of all or part of the Registrable Securities held by such Holder; provided, however, that the Registrable Securities requested to be registered shall, on the date that the Demand Request is delivered, (i) constitute at least five percent (5%) of the shares of Common Stock outstanding, or (ii) have an aggregate minimum market value of at least $25,000,000 before calculation of underwriting discounts and commissions. Each Demand Request shall specify the number of Registrable Shares proposed to be sold by such Demand Stockholder.

         Section 3.2 Within 15 days after receipt of each Demand Request, the Company shall give written notice of such Demand Request to all non-requesting Holders and shall use its best efforts to cause such of the Registrable Securities as may be requested by any Holders thereof (including the Holder or Holders giving the initial notice of intent to offer) to be filed with the Commission not later than 120 days after receipt of a Demand Request (the "Demand Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Both the Demand Request and any request to join in such Demand Request shall be considered a single Demand Request. Any inclusion of Registrable Shares owned by a Demand Holder pursuant to a Demand Request (including a notice to join in a prior Demand Request) shall be deemed to have been effected pursuant to a single Demand Request.

         Section 3.3 Notwithstanding any other provision set forth in this
Section 3, no Holder shall be entitled to deliver a Demand Request within 90 days after the effectiveness of any Registration Statement filed (i) by the Company pursuant to an Underwritten Offering by the Company other than the IPO or (ii) on behalf of any Demand Holder or any other holder of demand registration rights.

         Section 3.4 A registration will not count as a Demand Registration until it has become effective (unless the Demand Holder withdraws all of its Registrable Securities and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration); provided, that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

         Section 3.5 The Company may defer the filing (but not the preparation) of a registration statement required by this Section 3 until a date not later than 120 days after the Demand Filing Date if:

                  (a) at the time the Company receives the Demand Request, there is (i) material non-public information regarding the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose; or

                  (b) prior to receiving the Demand Request, the Board had determined to effect an Underwritten Offering and the Company had taken substantial steps and is proceeding with reasonable diligence to effect such offering.

         A deferral of the filing of a registration statement pursuant to this
Section 3.5 shall be lifted, and the requested registration statement shall be filed forthwith, if, (x) in the case of a deferral pursuant to clause (a)(i), the material non-public information is made public by the Company, (y) in the case of a deferral pursuant to clause (a)(ii), the significant business opportunity is disclosed by the Company or is terminated, or (z) in the case of a deferral pursuant to clause (b), the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.5, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Demand Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 3.5 and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Demand Holder and for which registration was previously requested may withdraw such Demand Request by giving written notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Annex A.

SECTION 4. REGISTRATION PROCEDURES

         Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Annex A, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities and in furtherance thereof the Company shall:

                  (a) prepare and file with the Commission on any appropriate form under the Securities Act with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective;

                  (b) prepare and file with the Commission such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;
(iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statements or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statements; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statements during the applicable period in accordance with the intended methods of disposition by the Stockholders thereof set forth in the Registration Statements as so amended or in such Prospectus as so supplemented;

                  (c) (i) furnish to the Holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Stockholders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement to which the holder of a majority of the Registrable Securities or its counsel or any managing underwriters shall reasonably object in writing within three (3) Business Days of their receipt thereof;

                  (d) notify the Holders of Registrable Securities to be sold, their counsel and any managing underwriters as promptly as possible (and in the case of (i), below, not less than five (5) days prior to such filing) and confirm such notice in writing no later than one (1) Business Day following the day:

                           (i) when a Prospectus or any Prospectus supplement or
post-effective amendment to the Registration Statements is proposed to be filed;

                           (ii) when the Commission notifies the Company whether
there will be a "review" of such Registration Statements and whenever the Commission comments in writing on such Registration Statements;

                           (iii) with respect to the Registration Statements or
any post-effective amendment, when the same has become effective;

                           (iv) of any request by the Commission or any other
Federal or state governmental authority for amendments or supplements to the Registration Statements or Prospectus or for additional information;

                           (v) of the issuance by the Commission of any stop
order suspending the effectiveness of the Registration Statements covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

                           (vi) if at any time any of the representations and
warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects;

                           (vii) of the receipt by the Company of any
notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

                           (viii)of the occurrence of any event that makes any
statement made in the Registration Statements or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statements, Prospectus or other documents so that, in the case of the Registration Statements or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (e) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statements or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

                  (f) if requested by any managing underwriter to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and
(ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this clause (f) that would, in the opinion of counsel for the Company, violate applicable law or be materially detrimental to the business prospects of the Company;

                  (g) furnish to each Holder of Registrable Securities to be sold, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statements and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

                  (h) promptly deliver to each Holder of Registrable Securities to be sold, their counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Stockholders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

                  (i) prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for at least 180 days and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

                  (j) cooperate with the selling Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statements, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Stockholders may request at least two Business Days prior to any sale of Registrable Securities;

                  (k) upon the occurrence of any event contemplated by Section 4(d)(viii) of this Annex A, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statements nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (l) use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by the Company are then listed;

                  (m) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into):

                           (i) make such representations and warranties to such
selling Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

                           (ii) in the case of an Underwritten Offering, obtain
and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling Stockholders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

                           (iii) immediately prior to the effectiveness of the
Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statements), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings;

                           (iv) if an underwriting agreement is entered into,
the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, other than those set forth in Section 8 of this Annex A (or such other provisions and procedures acceptable to the managing underwriters, if any; and

                           (v) deliver such documents and certificates as may be
reasonably requested by the selling Holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

                  (n) make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statements; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company;

                  (o) comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statements, which statement shall conform to the requirements of Rule 158;

                  (p) the Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statements, and the Company may exclude from such registration the Registrable Securities of any such Stockholder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statements refers to any Stockholder by name or otherwise as the holder of any securities of the Company, then such Stockholder shall have the right to require (if such reference to such Stockholder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Stockholder in any amendment or supplement to the Registration Statements filed or prepared subsequent to the time that such reference ceases to be required.

SECTION 5. LOCK-UP AGREEMENT

         Each Holder agrees, if such Holder is so requested by the managing underwriter in the Initial Public Offering, to enter into a Lock-Up Agreement, provided that the lock-up period shall not exceed 180 days.

SECTION 6. STOCKHOLDER COVENANTS

         Each Holder hereby covenants and agrees that:

                  (a) it will not sell any Registrable Securities under the Registration Statement until it has received notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective;

                  (b) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement;

                  (c) by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(d)(iv), (v), (vi), (vii) and (viii) of this Annex A, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statements until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statements or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

SECTION 7. REGISTRATION EXPENSES

         Except to the extent limited by the applicable state law, all fees and expenses incident to the performance of or compliance with this Annex A by the Company shall be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not any Registration Statements is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statements. The fees and expenses referred to in the foregoing sentence shall include, without limitation (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Stockholders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any)); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any; (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company; (v) Securities Act liability insurance, if the Company so desires such insurance; (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Annex A; and (vii) all of its internal expenses of the Company incurred in connection with the consummation of the transactions contemplated by this Annex A (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder (all such expenses being referred to herein as "Registration Expenses"); provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or any counsel, accountants or other persons retained by the Holders incurred in connection with the consummation of the transactions contemplated by this Annex A.

SECTION 8. INDEMNIFICATION AND CONTRIBUTION

         Section 8.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Annex A, indemnify and hold harmless each Holder and their agents, brokers, investment advisors and employees of each of them and each underwriter of the Registrable Securities and their officers, directors, affiliates, partners and any broker or dealer through whom such shares may be sold and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act) such Holder or any such underwriter to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made), except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in any Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Annex A.

         Section 8.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statements, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         Section 8.3 Conduct of Indemnification Proceedings.

                  (a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Annex A, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  (b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impeded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  (c) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified

Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         Section 8.4 Contribution.

                  (a) If a claim for indemnification under Section 8.1 or 8.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth herein, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Stockholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Stockholder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (c) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         Section 8.5 Rule 144. Following the IPO, the Company covenants that:

                  (a) it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so to enable the Holders to sell Registrable Securities pursuant to Rule 144 under the Securities Act;

                  (b) it shall cooperate with any Holder in connection with any sale, transfer or other disposition by such Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act;

                  (c) it will take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell its Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions; and

                  (d) upon the request of any Holder, it shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

SECTION 9. TERM OF REGISTRATION RIGHTS.

                  The rights of Holders with respect to the registration rights granted pursuant to this Annex A shall remain in effect, subject to the terms hereof, so long as there are Registrable Securities or securities which are convertible or exchangeable for Registrable Securities issued and outstanding.

SECTION 10. MISCELLANEOUS.

         Section 10.1 Entire Agreement; Amendments. This Annex A contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         Section 10.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided pursuant to this Annex A shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for the Company shall be: barnesandnoble.com inc., 76 Ninth Avenue, 11th Floor, New York, New York 10011; Attention: Chief Executive Officer; fax:
(212) 414-6652. The addresses for each Holder shall be maintained by the Company. Copies of all notices shall be sent to Robinson Silverman Pearce Aronsohn & Berman, LLP, 1290 Avenue of the Americas, New York, New York 10104,
Attn: Michael Rosen, Esq.; fax:

(212) 541-1400, or such other address as may be designated in writing hereafter, in the same manner, by such person.

         Section 10.3 Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Annex A, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Annex A, including recovery of damages, will be entitled to specific performance of its rights under this Annex A. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Annex A and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         Section 10.4 No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Annex A, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Annex A or otherwise conflicts with the provisions hereof. Neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders, and are not otherwise in conflict or inconsistent with the provisions of this Annex A.

         Section 10.5 Amendments and Waivers. No provision of this Annex A may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Holders; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Annex A shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the Holders. The Company shall not offer or pay any consideration to a Holder for consenting to such an amendment or waiver unless the same consideration is offered to each Holder and the same consideration is paid to each Holder which consents to such amendment or waiver.

         Section 10.6 Successors and Assigns. This Annex A shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Annex A, shall be automatically assignable by each Holder together with the Registrable Security, or the securities into which such Registrable Securities are convertible or exchangeable into, to which such rights relate if:
(i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Annex A, and (v) such transfer shall have been made in accordance with the applicable requirements of any agreement applicable to the transfer of such shares, including, without limitation, the Stockholders Agreement.. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

         Section 10.7 No Third-Party Beneficiaries. This Annex A is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 10.8 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 10.9 Severability. If any term, provision, covenant or restriction of this Annex A is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.